Exhibit 99.1

LinkedIn Announces Third Quarter 2012 Financial Results

MOUNTAIN VIEW, Calif., November 1, 2012 — LinkedIn Corporation (NYSE: LNKD), the world’s largest professional network on the Internet with more than 187 million members, reported its financial results for the third quarter ended September 30, 2012:

•	Revenue for the third quarter was $252.0 million, an increase of 81% compared to $139.5 million in the third quarter of 2011.

•

Net income for the third quarter was $2.3 million, compared to a net loss of $1.6 million for the third quarter of 2011. Non-GAAP net income for the third quarter was $25.1 million, compared to $6.6 million for the third quarter of 2011. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the third quarter was $56.0 million, or 22% of revenue, compared to $24.7 million for the third quarter of 2011, or 18% of revenue.

•	GAAP diluted EPS for the third quarter was $0.02; Non-GAAP diluted EPS for the third quarter was $0.22.

“LinkedIn had a strong third quarter with all of our key operating and financial metrics showing solid growth,” said Jeff Weiner, CEO of LinkedIn. “The last few months mark the most significant period of product development in the company’s history. This accelerated pace of innovation is fundamental to our goal of driving greater engagement on the LinkedIn platform.”

Third Quarter Financial Details and Operating Summary

•

Talent Solutions: Revenue from Talent Solutions (previously named Hiring Solutions) products totaled $138.4 million, an increase of 95% compared to the third quarter of 2011. Talent Solutions revenue represented 55% of total revenue in the third quarter of 2012, compared to 51% in the third quarter of 2011.

•

Marketing Solutions: Revenue from Marketing Solutions products totaled $64.0 million, an increase of 60% compared to the third quarter of 2011. Marketing Solutions revenue represented 25% of total revenue in the third quarter of 2012, compared to 29% in the third quarter of 2011.

•

Premium Subscriptions: Revenue from Premium Subscriptions products totaled $49.6 million, an increase of 74% compared to the third quarter of 2011. Premium Subscriptions represented 20% of total revenue in the third quarter of 2012 and 2011.

Revenue from the U.S. totaled $162.4 million, and represented 64% of total revenue in the third quarter of 2012. Revenue from international markets totaled $89.7 million, and represented 36% of total revenue in the third quarter of 2012.

Revenue from the field sales channel totaled $143.2 million, and represented 57% of total revenue in the third quarter of 2012. Revenue from the online, direct sales channel totaled $108.9 million, and represented 43% of total revenue in the third quarter of 2012.

GAAP net income for the third quarter was $2.3 million, compared to a net loss of $1.6 million for the third quarter of 2011. Non-GAAP net income for the third quarter was $25.1 million, compared to $6.6 million in the third quarter of 2011.

Adjusted EBITDA for the third quarter was $56.0 million, or 22% of revenue, compared to $24.7 million for the third quarter of 2011, or 18% of revenue.

GAAP diluted EPS was $0.02 based on 113.6 million fully-diluted weighted shares outstanding compared to ($0.02) for the third quarter of 2011 based on 96.3 million fully-diluted weighted shares outstanding. Non-GAAP diluted EPS was $0.22 based on 113.6 million fully-diluted weighted shares outstanding compared to $0.06 for the third quarter of 2011 based on 107.5 million fully-diluted weighted shares outstanding.

“Increased member activity led to sustained growth across our talent, marketing, and premium product lines, resulting in record levels of adjusted EBITDA as well as record operating and free cash flow,” said Steve Sordello, CFO of LinkedIn. “We expect a strong finish to the year behind momentum in both our engagement and monetization platforms.”

For additional information, including new detail on the calculation of GAAP and non-GAAP tax rates, please see the “Selected Company Metrics and Financials” page on LinkedIn’s Investor Relations site.

Third Quarter Highlights and Strategic Announcements

In the third quarter, LinkedIn:

•	Redesigned and simplified the Homepage to deliver a more social and relevant experience for our members. Homepage traffic has increased more than 60% since its introduction.

•

Introduced Notifications, which alerts members to activity relevant to their experiences on LinkedIn. The rollouts of Notifications and the new Homepage have resulted in record levels of comments, likes, and shares. Comments specifically have increased more than four times since June.

•

Launched Endorsements, a new and easy way for members to recognize colleagues for specific skills. Since the introduction in late September, LinkedIn members have generated more than 200 million endorsements to their colleagues, and the number of members editing their profiles has more than doubled versus last year.

•

Revamped Company Pages, at the center of the LinkedIn follower ecosystem, enable companies to engage with the professional audiences most valuable to them. In early October, we made the new Company Pages available to the more than 2.6 million organizations with an active company profile on LinkedIn.

Additionally, in October, LinkedIn unveiled new Profile pages and added two new significant features to the LinkedIn content ecosystem — the ability to follow thought leaders on LinkedIn, and the ability for those luminaries to publish longform content on the site.

Business Outlook

LinkedIn is providing guidance for the fourth quarter of 2012, and updating guidance for the full year of 2012 on revenue, adjusted EBITDA, stock-based compensation, and depreciation and amortization.

•

Q4 2012 Guidance: Revenue for the fourth quarter of 2012 is projected to range between $270 to $275 million. The company expects adjusted EBITDA to range between $58 and $60 million. The company expects stock-based compensation to range between $28 and $30 million and depreciation and amortization to range between $23 and $25 million.

•

Full Year 2012 Guidance: The company has revised its expected revenue range upward to $939 to $944 million from the prior range of $915 to $925 million. The company has also revised upward its expected adjusted EBITDA range to $202 to $204 million from the prior range of $185 to $190 million. The company now expects stock-based compensation to range between $87 and $89 million, while the range for depreciation and amortization is now $79 to $81 million.

Quarterly Conference Call

LinkedIn will host a webcast/conference call to discuss its third quarter 2012 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company’s financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website. For those without access to the Internet, a replay of the call will be available beginning at 8:00 p.m. Pacific Time on November 1, 2012 through November 8, 2012 at 11:59 p.m. Pacific Time. To listen to the telephone replay, call (855) 859-2056, access code 37153422.

About LinkedIn

Founded in 2003, LinkedIn connects the world’s professionals to make them more productive and successful. With more than 187 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world’s largest professional network on the Internet. The company has a diversified business model with revenues coming from talent solutions, marketing solutions and premium subscriptions. Headquartered in Silicon Valley, LinkedIn also has offices across the globe.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors’ operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors’ operating results.

Income tax effect of non-GAAP adjustments. The company adjusts non-GAAP net income by including the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. The company believes that the inclusion of the income tax effects provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

Dilutive shares under the treasury stock method. During the third quarter of 2011, the company excluded certain potential common shares from its GAAP diluted shares because their effect would have been anti-dilutive. On a non-GAAP basis, these shares would have been dilutive. As a result, the company has included the impact of these shares in the calculation of its non-GAAP diluted net income per share under the treasury stock method.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for either other income (expense), net, or provision for income taxes, which are reconciling items between net income and adjusted EBITDA. As items that impact net income are out of the company’s control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our planned investments in key strategic areas, certain non-financial metrics, such as member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the fourth quarter of 2012 and the full fiscal year 2012. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include—but are not limited to—risks associated with: the company’s limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to acquisitions of other companies; expectations regarding the company’s ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that its products, services and solutions are accessible at all times with short or no perceptible load times; security measures and the risk that the company may be subject to attacks that degrade or deny the ability of members to access the company’s solutions or that our security measures may not be sufficient to prevent unauthorized access to our member data; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use the company’s solutions; the company’s core value of putting members first, which may conflict with the short-term interests of the business; privacy, litigation and regulatory issues; increasing competition; our ability to manage our growth and retain our employees; the application of US and international tax laws on our tax structure and any changes to such tax laws; and the dual class structure of the company’s common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K that was filed for the year ended December 31, 2011, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended September 30, 2012, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations page of the company’s website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of November 1, 2012, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$270,853	$339,048
Short-term investments	405,792	238,456
Accounts receivable (net of allowance for doubtful accounts of $3,478 and $5,460 at September 30, 2012 and December 31, 2011, respectively)	156,404	111,372
Deferred commissions	15,583	13,594
Prepaid expenses	17,547	10,799
Other current assets	18,924	12,658

Total current assets	885,103	725,927
Property and equipment, net	163,825	114,850
Goodwill	115,501	12,249
Intangible assets, net	35,723	8,095
Other assets	28,480	12,576

TOTAL ASSETS	$1,228,632	$873,697

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$48,904	$28,217
Accrued liabilities	80,825	58,644
Deferred revenue	209,047	139,798

Total current liabilities	338,776	226,659
DEFERRED TAX LIABILITIES	42,420	18,551
OTHER LONG TERM LIABILITIES	18,374	3,508

Total liabilities	399,570	248,718

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Class A and Class B common stock	11	10
Additional paid-in capital	811,412	617,629
Accumulated other comprehensive income	297	100
Accumulated earnings	17,342	7,240

Total stockholders’ equity	829,062	624,979

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,228,632	$873,697

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net revenue	$252,028	$139,476	$668,691	$354,448
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	33,778	22,096	89,278	57,282
Sales and marketing	83,168	46,074	224,792	111,454
Product development	72,730	35,022	179,903	90,171
General and administrative	33,194	20,121	89,022	50,408
Depreciation and amortization	23,122	11,555	55,552	29,316

Total costs and expenses	245,992	134,868	638,547	338,631

Income from operations	6,036	4,608	30,144	15,817
Other income (expense), net	672	(1,788)	228	(1,328)

Income before income taxes	6,708	2,820	30,372	14,489
Provision for income taxes	4,406	4,418	20,270	9,496

Net income (loss)	$2,302	$(1,598)	$10,102	$4,993

Net income (loss) per share of common stock:
Basic	$0.02	$(0.02)	$0.10	$0.07

Diluted	$0.02	$(0.02)	$0.09	$0.05

Weighted-average shares used to compute net income (loss) per share:
Basic	106,304	96,276	104,241	69,992

Diluted	113,618	96,276	112,420	102,613

LINKEDIN CORPORATION

SUPPLEMENTAL REVENUE INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue by product:
Talent Solutions	$138,433	$70,995	$362,585	$175,948
Marketing Solutions	64,036	40,072	175,091	106,325
Premium Subscriptions	49,559	28,409	131,015	72,175

Total	$252,028	$139,476	$668,691	$354,448

Revenue by geographic region:
United States	$162,377	$94,005	$430,479	$241,864
Other Americas (1)	17,134	7,911	44,190	18,656

Total Americas	179,511	101,916	474,669	260,520
EMEA (2)	54,530	28,911	147,432	74,501
APAC (3)	17,987	8,649	46,590	19,427

Total	$252,028	$139,476	$668,691	$354,448

Revenue by channel:
Field sales	$143,176	$74,465	$374,095	$191,792
Online sales	108,852	65,011	294,596	162,656

Total	$252,028	$139,476	$668,691	$354,448

(1)	Canada, Latin America and South America
(2)	Europe, the Middle East and Africa (“EMEA”)
(3)	Asia-Pacific (“APAC”)

LINKEDIN CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Non-GAAP net income and net income per share:
GAAP net income (loss)	$2,302	$(1,598)	$10,102	$4,993
Add back: stock-based compensation	26,798	8,498	58,747	19,156
Add back: amortization of intangible assets	3,770	809	6,929	2,480
Income tax effect of non-GAAP adjustments	(7,732)	(1,077)	(15,655)	(3,469)

NON-GAAP NET INCOME	$25,138	$6,632	$60,123	$23,160

GAAP diluted shares	113,618	96,276	112,420	102,613
Add back: dilutive shares under the treasury stock method	—	11,208	—	—

NON-GAAP DILUTED SHARES	113,618	107,484	112,420	102,613

NON-GAAP DILUTED NET INCOME PER SHARE	$0.22	$0.06	$0.53	$0.23

Adjusted EBITDA:
Net income (loss)	$2,302	$(1,598)	$10,102	$4,993
Provision for income taxes	4,406	4,418	20,270	9,496
Other (income) expense, net	(672)	1,788	(228)	1,328
Depreciation and amortization	23,122	11,555	55,552	29,316
Stock-based compensation	26,798	8,498	58,747	19,156

ADJUSTED EBITDA	$55,956	$24,661	$144,443	$64,289